================================================================================

Exhibit 22.1 -Subsidiary of the Small Business Issuer


The sole subsidiary of Achievers Magazine Inc. is as follows:


Name of Subsidiary      Percentage Ownership     Jurisdiction of Incorporation
------------------      --------------------     -----------------------------

Achievers Publishing Inc.      100%                    British Columbia